(iii) Asset Exchange Agreement between
      Global Online Exchange.One, Inc.
      and International Trade Exchange, Ltd
      dated March 12, 1999.

                            ASSET EXCHANGE AGREEMENT

THIS AGREEMENT, ("Agreement"), is made and entered into as of the 12th day of March 1999, by and between

            Global Online Exchange One, Inc. ("Purchaser") a corporation being formed under the laws of the State of Florida as a wholly owned subsidiary of www.eBIZnet.com, Inc. ("BIZN"); and

            International Trade Exchange Ltd., d.b.a International Credit Reserve Exchange, Ltd. a.k.a. ICRE Ltd., a corporation organized and existing under the laws of the State of Missouri ("Seller").

WHEREAS,

The parties hereto having completed appropriate due diligence investigation of each other, the Purchaser desires to acquire and Seller desires to assign and transfer all or substantially all assets of Seller presently used in the operation of the business conducted by Seller, upon the terms and subject to the conditions set forth herein.

ACCORDINGLY, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

                                    ARTICLE 1
                            Acquisition and Exchange

Section 1.1 Assignment and Transfer of Assets. Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, all of the assets, property, rights, interests and business of Seller of every kind and description, tangible or intangible, and whether or not carried or reflected in the books and records of Seller, listed in the operation of the Business; except for the assets and property described in Section 1.2 below. Said acquisition shall be in the form of an exchange of assets of Seller for stock to be acquired by BIZN pursuant to
Section 361, subsection (a)(2)(C) of the Internal Revenue Code. The assets and property to be acquired hereunder (collectively, the "Purchased Assets") include, but are not limited to, the following:

(A) All machinery, equipment (including office equipment), tools, furniture, leasehold improvements and all other personal property owned by Seller, and used in connection with the Business, including, but not limited to those items listed or referenced in Exhibit A attached hereto and incorporated herein (collectively, the Fixed Assets), together with any expressed or implied warranties by the manufacturers or sellers of any item or component part thereof an all


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

maintenance records, brochures, catalogues an other documents relating thereto or to the installation or functioning thereof which are now in or may hereafter come into the possession of Seller.

(b) All of Sellers right, title and interest in and to all assets, agreements, personal property, leases, licenses and commitments relating to the operation of the Business;

(c) All business records, customer and supplier lists, mailing lists, payroll and personnel records, formulae, specifications, reports, data, notes, correspondence, files and other documents in the possession of Seller relating to the operation of the Business, excluding only the corporate records and minute books of Seller;

(d) All accounts receivable;

(e) All prepaid expenses, including but not limited to prepaid rent, prepaid utilities and prepaid insurance premiums for coverage of the Purchased Assets and for coverage of general liability for the operation of the Business;

(f) Any and all goodwill of Seller;

(g) All the Sellers rights, title and interest in the trade name International Trade Exchange, Ltd., and d.b.a ICRE, Ltd. And all the Sellers rights, title and interest in the service mark, ICRE, Inc., and registered with the Secretary of State of the Sate of Missouri, as represented by Certificate of Registration No. _____________________).

(h) All inventory and other personal property held for sale or consumption in the Business, including inventory on order or in transit to the enterprise (collectively the "Inventory") and;

(j) All computer software used in the operation of the Business.

Section 1.2 Excluded Assets. Anything in this Agreement to the contrary notwithstanding, Seller is retaining title to, and possession of Sellers rights, title and the interest in or to, or under, anyof the following assets and property (collectively, the "Excluded Assets");

(a) All refunds either in income or other taxes;

(b) All insurance contracts on the l8ives of the officers of Seller, and the cash value of such policies, if any; and

(c) All Sellers causes of action, judgments, claims, demands and rights of whatever nature against third parties arising out of or relating to events prior to the Closing Date.

The parties agree that the Excluded Assets are insubstantial as compared to the Acquired Assets.

Section 1.3 Acquisition Price. The acquisitionprice payable to the Seller by the Purchaser in consideration for the Purchased Assets shall be seventy five thousand shares (75,000) of Common Stock to be issued by BIZN subject to the transfer restrictions under the Securities Act of 1933, as amended, the "Act". Purchaser shll pay the acquisition price to Seller as follows:

(a) Shares to be issued at Closing. Seventy Five Thousand (75,000) shares of BIZN's Common Stock. Such shares shall be issued subject to tthe restrictions upon their resale or transfer as required under the provisions of the "Act". The public offering or other transfer of such shares may only be made if same are subsequently the subject of an effective registration under the Act or are otherwise exempt from such registration requirements pursuant to an applicable provision of the Act or specific rules or regulations promulgated thereunder. Absent such registration or othe provision providing an exemption, the shares may be sold or transferred pursuant to Rule 230,144. The aforesaid shares shall be issued to W. Allen Cochran or designee, 8061 Watson Road, Suite 131, St. Louis, MO 63119 pursuant to the Seller's Plan of Liquidation (hereinafter described) to be adopted contemporaneously with Closing; and by also

(b) Assumption of Certain Liabilities. As further consideration for the Purchased Assets, at the Closing, Purchaser shall agree to pay, perform and discharge, when due, the executory liabilities and commitments included in or pertaining to the Purchased Assets, but only to the extent as reflected in Seller's balance sheets of 12/31/98; and excluding:

            Consequential damages arising out of any breach by Seller, at any time, of any such contract, agreement, lease, license, or commitment; and

            Non-contractual liabilities, claims or obligations arising out of or related to Sellers operation of the Business prior to the Closing Date;

            Any liability of Seller for Federal, State or local income and franchise taxed applicable to operations prior to the Closing Date, and for sales tax and any penalties, interest, fees or assessments in connection therewith;

            Any liability for commitments relating to the employment, relocation or terminations of any employees of Seller;

            Any matter required to be disclosed in response to Sellers representations and warranties set forth in Article 2, but not so disclosed;

            Liabilities or obligations in respect of previous sales of the assets of Seller outside of the ordinary course of business;

            Obligations or expenses of Seller in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses and brokerage commissions or fees then due; and

            Liabilities imposed upon Seller as a result of litigation pending against Seller as of Closing Date.

                                    ARTICLE 2
             Representations and Warranties of Seller and Purchaser

Section 2.1 Representations and Warranties of Seller. Seller hereby represents and warrants to purchaser as follows:

(a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to carry on the Business as now being conducted, and to own, operate, lease and utilize the assets, properties and business of Seller, including the Business.

(b) Authority. Seller has the legal power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution , delivery and performance of this Agreement by Seller and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action of Seller;

(c) Personal Property Leases. Seller enjoys peaceful and undisturbed possession under all leases of personal property. To the best of Sellers knowledge, all such leases are valid and effective in accordance with their respective terms and no default with respect to such leases has occurred.

(d) Title to Personal Property. Seller has good and marketable title to all of the Purchased Assets and other personal property conveyed hereunder (including owned personal property that is not reflected on the Seller's balance sheet as a result of being fully amortized or not required to be reflected thereto in accordance with generally accepted accounting principles, and all such personal property is held by Seller free of all liens, encumbrances, security interests and charges.

(e) Compliance with Applicable Laws. The Seller has complied with all laws, regulations and orders applicable to the Business. The Business is not in default with respect to any order, writ, injunction or decree of any court or any court or Federal, State or other Governmental authority or agency. The Business as now operated does not violate any rule, ordinance, restrictive covenant, administrative regulation, environmental law or regulation, or any other provision of law.

(f) Taxes. The Seller has filed all Federal, State and local tax returns, listings and reports required by law to be filed by it with respect to the operation of the Business, and has paid or shall pay on the closing date all taxes which are due pursuant to such returns, listing and reports.

(g) Actions Pending. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting the Business at law or in equity, or before any


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

governmental or public office, agency or authority which involve the possibility of any liability or which may result in any adverse change in the operation or ownership of the Business or the Purchased Assets.

(h) Condition of Leased Premises. The premises currently leased by Seller for the operation of the Business (the :"Leased Premises") which premises are more fully described in Exhibit C, and all mechanical systems and equipment serving the premises are in good and operable condition.

( ) Brokers. Seller and Purchaser agree that there was no broker or finder who brought about the subject transaction. Each party agrees to indemnify and hold harmless the other in the event of a third party claim.

(j) Condition of Fixed Assets. All Fixed Assets conveyed hereunder are in good and operable condition, normal wear and tear excepted.

(k) Absence of Conflicts and Consent Requirements. Seller's execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the business and the Purchased Assets hereunder, do not
(i) conflict with or violate Sellers Articles of Incorporation or Bylaws; (ii) violate or, alone or with others or the passage of time, result in the material breach or termination of, or otherwise give an contracting party the right to terminate or declare a default under, the terms of any written agreement to which Seller is a party or by which the properties or assets may be bound; or
(iii) violate any judgment, order, decree or to the knowledge of Seller, any law, statute, regulation or other judicial or governmental restriction to which Seller is subject.

            Licenses, Permits and Compliance With law. Seller holds all licenses, certificates, permits, franchises and rights from all appropriate Federal, state or other public authorities necessary for the use of the Purchased Assets int he operation of the Business, and all such material licenses, certificates, permits, franchises and rights are set forth in Exhibit D attached hereto and incorporated herein. Seller is presently conducting the Business so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority, including but not limited to any law, ordinance or regulation relating to the handling, storage, transportation, treatment or disposal of any Hazardous Substance as defined under the Comprehensive Environmental Recovery Comensation and Liability Act (CERCLA), 42 U.S.C. 9601 et. Seq., as amended, or any petroleum ro petroleum-based substance. Further, to its knowledge, Seller is not presently charged with and Seller is not under governmental investigation with respect to any actual or alleged violation of any nature, ordinance rule or regulation affecting the Purchase Assets or the Business.

Section 2.2 Representation and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a) Organization. Purchaser is, or will be, a corporation duly organized, existing and in good standing under the laws of the State of Florida.

(b) Authority. Purchaser is, or will be, authorized to conduct business in Florida. Purchaser has, or will have, the legal power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate action of Purchaser. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Purchaser, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

(c) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser in such a manner as not to give rise, as the result of any motion of Purchaser, to any valid claim against the Seller for a brokerage commission, finders fee or other such payment.

                                    ARTICLE 3
                                     Closing

Section 3.1 Closing Date. The closing for the consummation of the transaction contemplated by this Agreement (the Closing) shall take place at the offices of the Purchaser or by fax or other similar means, on or before March __, 1999.

Section 3.2 Obligations of Seller. At the closing, Seller shall deliver to Purchaser, as appropriate:

(a) Such warranty deeds, loans, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, and such further assumptions and evidence of conveyance as may be reasonably requested by Purchaser in form satisfactory to Purchaser and its counsel as shall be effective to vest, in accordance with the terms of this Agreement, all rights, title and interest in and to the Purchased Assets and other rights contemplated by this Agreement;

(b) The books, records and other documents to be acquired by Purchaser pursuant to Section 1.1(c) hereof;

(c) Copies certified by the Secretary or Assistant Secretary of Seller, of the approval by the Board of Directors and all shareholders of Seller authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby.

Section 3.3 Obligations of Purchaser. At the closing, Purchaser shall deliver to Seller as payment of the acquisition price, certificate(s) representing the 75,000 shares of BIZN's Common


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

Stock as herein above described fully paid, nonassessable and only issued pursuant to the order of the Board of Directors of BIZN.

ARTICLE 4
Covenants of Seller

Seller agrees and covenants with Purchaser as follows:

Section 4.1 Conduct of the Business. Except as otherwise agreed to in writing by purchaser, Seller shall conduct the Business only in the ordinary course and shall take no action that should interfere with or prevent performance of this Agreement, Seller agrees that, unless Purchaser agrees in writing until the Closing Date:

(a) Preservation of the Business. Without purporting to make any commitment on behalf of Purchase, Seller shall exercise all reasonable efforts to (i) preserve intact the present business organization and personnel of Seller; (ii) preserve the present relationship of Seller with all persons having business dealings with Seller; (iii) preserve and maintain in force all licenses, permits, registrations, franchisers and other similar rights applicable in the Business; and (iv) comply with all laws applicable to the conduct of the Business;

(b) Maintenance of the Purchased Assets. The Purchased Assets shall be maintained in good repair, order and condition, reasonable wear and tear excepted;

(c) Employment Agreements. Seller shall not enter into any employment or consulting agreements or terminate any employee of the Business without prior notice to the Purchaser.

(d) Insurance. The Seller shall maintain in full force insurance covering loss or damage to the property conveyed hereunder and general liability coverage for operation of the Business, and shall take all actions necessary to preserve all rights under such insurance.

(e) Books and Records. Seller shall maintain complete and accurate books, accounts and records for the Business in the usual, regular and ordinary manner, and on a basis consistent with prior years;

(f) Compensation. Seller shall not: (i) increase the compensation payable to any personnel of Seller except in the ordinary course of business and in accordance with usual and customary compensation practices; or (ii) introduce any pension of profit-sharing plan or any other employee benefit arrangement affecting the Business.

(g) Accuracy of Representations and Warranties. Seller shall not take any action that would render any representation or warranty made herein by Seller untrue in any material respect as of the Closing Date.


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

Section 4.2 Notice of Breach or Failure of Conditions. Seller will give notice promptly to Purchaser of the occurrence of any event or the failure of any event to occur that would preclude the satisfaction of any conditions contained herein.

Section 4.3 Further Assurances. Seller shall promptly execute and deliver such instruments and take such actions as Purchaser reasonably may request in order to effect the transactions contemplated by this Agreement and to satisfy each of the conditions set forth in Article 6 of this Agreement.

Section 4.4 Best Efforts of Seller to Obtain Consents. Seller shall use its best efforts to obtain promptly all consents and authorizations of third parties, to make all filings, and to give all notices to third parties which may be necessary and reasonably required in order to effect, or in connection with, the transactions contemplated by this Agreement.

Section 4.5 Non-Competition, Management Services and Employment Agreements. W. Allen Cochran, the Shareholder of Seller shall enter into an agreement withe Purchaser after closing, as provided in Section 9.13 hereafter.

ARTICLE 5
Covenants of Purchaser and Seller

Section 5.1 Publicity. Purchaser and Seller agree to maintain in confidence information concerning the Agreement and the transactions contemplated by this Agreement. The parties shall consult with each other prior to any public announcements or disclosures required by law to be made with respect to the transactions contemplated by this Agreement, and no other announcements will be made without mutual consent of the parties.

Section 5.2 Best Efforts. Purchaser and Seller will use their best efforts to perform or cause to be satisfied each covenant or condition to be performed by them.

Section 5.3 Governmental and Other Filings. Seller and Purchaser agree to cooperate with each other in filing any necessary applications, reports or other documents with any Federal or State authorities having jurisdiction with respect to the transactions contemplated by this Agreement and in seeking necessary consultation with and favorable action by any such agencies, authorities or bodies.

Section 5.4 Cooperation After Closing. After the Closing Date, Purchaser and Seller shall whenever and as often as shall be reasonably required by the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient to consummate the transactions provided for in this Agreement.

ARTICLE 6
Conditions to Sale

Section 6.1 Conditions Precedent to Obligations of Purchaser. All obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to and shall be conditioned upon the satisfaction on or prior to the Closing Date, of each of the following additional conditions:

(a) Representations, Warranties and Agreements of Seller. Except for changes contemplated by this Agreemnt and changes occurring in the ordinary course of business, the representations, warranties and agreements made by Seller herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date. Seller and all shareholders of Seller shall have performed in all material respects the obligations, agreements and covenants undertaken by them herrein to be performed on or prior to the Closing Date.

(b) Consents to Assignments. Purchaser shall have received evidence, satisfactory to purchaser and its counsel, that any necessary consents to the assignments of the contracts, agreements, leases, licenses and/or commitments contemplated hereunder have been obtained.

(c) Necessary Approvals; Regulatory Authorizations. All authorizations and approvals of any thrd parties including Federal or State regulatory bodies and officials, necessary, in the reasonable opinion of Purchaser, for the consummation of the transactions contemplated by this Agreement and the continuation in all material respects of the business without interruption after the Closing Date is substantially the manner in which such business in now conducted, shall have been received and shall be in full force and effict.

(d) Corporate Authorizations. All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller shall have been duly and validly made and taken and Seller shall lhave full power and right to consummate the transactions contemplated hereby.

(e) Execution of New Lease. Purchaser and the Landlord of the premises shall enter into a new lease of the Leased Premises on terms and conditions satisfactory to Purchaser and its counsel; or approve the assignment of the present lease Agreement.

(f) Status and Condition of the Business and the Leased Premises. The Business and the Leased Premises shall not have suffered, prior to the closing, any loss or damage on account of fire, flood, accident or any other calamity to an extent that would materially interfere with the conduct of the Business or materially impair its value as a going concern, regardless of whether any such loss or losses have been insured against. Purchaser shall have had full opportunity to enter upon the Leased Premises and make such examinations thereof as it deems necessary. The results of such examinations must be satisfactory to Purchaser, in its sole discretion.

(g) payment of Transfer taxes. The Seller shall have paid or made provision for payment of all transfer taxes , sales taxes or other similar taxes, which becomre due by reason of the transactions herein provided, if any.

Section 6.2 Conditions Precedent to Obligations of Seller. All obligations of Seller under this Agreement are subject to and shall be conditioned upon the satisfaction prior to the Closing Date, of each of the following conditions:

(a) Representations, Warranties and Agreements of Purchaser. The representations, warranties and agreements made by purchaser herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date with the same effect as though such representations and warranties had been given on and as of the Closing Date, except as affected by transactions contemplated hereby. Purchaser shall have performed in all material respects the obligations, agreements and covenants undertaken herein to be performed at or prior to the Closing Date.

(b) Corporate Authorizations. All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser, including actions by its parent corporation, shall have been duly and validly made and taken, and Purchaser shall have full power and right to consummate the transactions contemplated hereby.

ARTICLE 7
Tax Treatment

Section 7.1 Cooperation. Seller and Purchaser agree that it is the intention of this agreement that the acquisition and exchange herein contemplated result in a tax free exchange to Seller for purposes of taxation under Section 368, subsection (a)(2)(C) of the Internal Revenue Code, Seller and Purchaser shall both account for such transaction for accounting and reporting purposes, in a manner which is consistent with this transaction.

Section 7.2 Subsequent Events. Seller and Purchaser acknowledge that:

(a) pursuant to Seller's Plan of Liquidation, Seller shall be liquidated within two (2) years of the Closing Date of this Agreement.

(b) after the Closing Date, Seller shall not engage in the active conduct of any trade or business, except to the extent necessary to wind up its affairs.

ARTICLE 8
Termination

Section 8.1 Termination by Mutual Consent. At any time on or prior to the Closing Date, this Agreement may be terminated by the mutual consent of Purchaser and Seller without liability on the part of any party. In the event of the termination of this Agreement by mutual consent, this Agreement shall become void and have no effect. Without any liability on the part of any party or its directors, officers or shareholders.


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

Section 8.2 Termination Upon Breach or Default. At any time on or prior to the Closing Date, if a material default shall be made by a party in the observance or due and timely performance of the covenants herein contained, or if there shall have been a material breach by a party of any of the representations and warranties set forth in this Agreement, Purchaser or Seller, as the case may be, may terminate this Agreement without prejudice to its other rights and remedies, including such party's right to recover its expenses, costs, and other damages.

Section 8.3 Terminations Based Upon Conditions. If the conditions of this Agreement to be complied with or performed by a party on or before the Closing Date shall not have been complied with and such noncompliance of nonperformance shall not have been waived, the party to whom the benefit of such condition runs may terminate this Agreement without prejudice to the other rights and remedies, including such party's rights to recover its expenses, costs and other provable damages.

ARTICLE 9
Miscellaneous

Section 9.1 Bulk Sales Compliance. The parties agree to waive compliance with the applicable Bulk Sales provisions of the Uniform Commercial Code of the State of Missouri. The Seller agrees to hold harmless and indemnify Purchaser as to any and all claims, damages, costs and expenses incurred by virtue of such waiver. In the event that any such claims may hereafter arise, the Seller agrees to satisfy such claims by the surrender to purchaser of a sufficient quantity of shares of BIZN, from those being issued as consideration for the subject transaction.

Section 9.2 Amendment. This agreement may be amended, modified or supplemented in whole or in part only by an instrument in writing executed by both purchaser and Seller.

Section 9.3 Assignment. The parties agree that neither this Agreement nor any rights created hereby shall be assignable by any party without the prior written consent of the other party.

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

Section 9.5 Expenses. Seller and Purchaser shall each bear the respective expenses incurred by them in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.6 Entire Agreement. This Agreement and the Employment Agreement contains the entire agreement between Purchaser and Seller with respect to the sale of the Purchased Assets and related transactions and supersede all prior arrangements or understandings with respect thereto.


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

Section 9.7 Descriptive Headings. The descriptive headings are used for convenience of reference only and shall not control or affect the meaning or construction of any provisions of this Agreement.

Section 9.8 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered, personally or sent by registered or certified mail, postage prepaid, addressed as follows:

IF TO PURCHASER: Garland E. Harris, CEO
                 Global Online Exchange One, Inc.
                 1207 Hampton Blvd.
                 North Lauderdale, FL 33608

IF TO SELLER:    W. Allen Cochran
                 International Credit Reserve Exchange, ltd.
                 International Trade Exchange, Ltd.
                 8061 Watson Road
                 Suite 131
                 St. Louis, MO 65119

Section 9.9 Specific Performance. Seller acknowledges that the Purchased Assets are unique and that if Seller fails to consummate the transactions contemplated by this Agreement, such failure will cause irreparable harm to Purchaser for shich there will be no adequate remedy at law. Purchaser shall be entitled in additional to its other remedies at law, to specific performance of this Agreemeent if Seller, without just cause, refuses to consummate the transactions contemplated by this Agreement.

Section 9.10 Survival of Covenants, Representations, warranties and Indemnification.

All covenants, representations and warranties made by any party to this Agreement shall be deemed made for the purpose of inducing the other parties to enter into this Agreement. The representations, warranties and covenants contained in this Agreement shall, except as otherwise provided in this Agreement, survive the Closing indefinitely. The provisions of Article 7, and any other sections which by their nature require subsequent performance, shall survive the Closing until such time as their performance has been satisfactorily completed. The covenants, presentations and warranties of both Seller and Purchaser are made only to and for the benefit of the other party to this Agreement and shall not create or vest rights in other persons.

Section 9.11 Controlling Law. This Agreement shall be governed by and construed pursuant to the laws of the State of Florida.

Section 9.12 Closing Date. Unless there is provision herein to the contrary, the Closing Date hereunder shall be the effective date of this Agreement.


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

Section 9.13 Employment Agreements. Purchaser acknowledges that W. Allen Cochran is essential to the successful continual operations of the business enterprise and assets being acquired hereby. Therefore, it is the specific mutual intention of the parties hereto that within a reasonable period of time frmo the date hereof, the Purchaser and Mr. Cochran enter into a separate written employment agreement upon such terms and conditions that are mutually satisfactory.

      IN WITNESS WEREEOF. The parties have caused tis Agreemetn, consisting of 9 pages, including this page, to be executed by their authorized officers on the date stated above.


PURCHASER                                                ATTEST:
Global Online Exchange One, Inc.

BY: /S/ Garland E. Harris, CEO                           BY:
    ----------------------------------                       -------------------
    Garland E. Harris
    Chief Executive Officer


SELLER:
International Trade Exchange Ltd.,
d.b.a. International Credit Reserve Exchange, Ltd.
a.k.a. ICRE, Ltd.                                        ATTEST:   3/12/99

BY: /S/ W. Allen Cochran       3/12/99                   BY: /S/ Jo Ann Cochran
    ----------------------------------                       -------------------
    W. Allen Cochran, As
    CEO, Director and Shareholder


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